EXHIBIT 10.22

RESTRICTED STOCK UNIT AGREEMENT

[For US Employees – cash settled]

Name of Employer:

Name of [Participant]:	[Name]

Name of Plan:	2011 Ashland Inc. Incentive Plan

Number of Restricted Stock Units:	[xxxx]

Vesting Dates:	[33.3% or ____ on __________ __, 20_____]
[33.3% or ____ on __________ __, 20_____]
[33.3% or ____ on __________ __, 20_____]

Date of Award:	__________ __, 20_____

[Insert name of Ashland Subsidiary] (“Employer”), a wholly-owned subsidiary of Ashland Inc. (“Ashland”), hereby awards to the above-named Participant (hereinafter called the “Participant”) [xxxx] Restricted Stock Units (the “Award”) pursuant to the 2011 Ashland Inc. Incentive Plan (hereinafter called the “Plan”), in order to provide the Participant with an additional incentive to continue his/her services to Employer and to continue to work for the best interests of Employer.  Each Restricted Stock Unit represents the contingent right (as set forth herein) of Participant to receive cash compensation in an amount equal to the closing stock price on the applicable Vesting Date of one share of Common Stock of Ashland, par value $0.01 per share (“Common Stock”), as reported on the New York Stock Exchange (“NYSE”) Composite Tape (the “Vesting Price”).

Employer confirms this Award to the Participant, as a matter of separate agreement and not in lieu of salary or any other compensation for services, of the number of Restricted Stock Units set forth above, subject to and upon all the terms, provisions and conditions contained herein and in the Plan.

The applicable number of Restricted Stock Units set forth above will become vested, provided that the Participant remains in the continuous employment of Employer through the Vesting Dates set forth above.  Unless otherwise determined and directed by the Personnel and Compensation Committee of Ashland, in the case of the Participant’s termination for any reason prior to a Vesting Date, all Restricted Stock Units which have not vested will be forfeited.

This Agreement shall not entitle the Participant to Common Stock or, except as provided in this Agreement, any dividends or distributions on Common Stock, or any return or interest on the contingent cash compensation provided in this Agreement.

[Insert following dividend provision if applicable.]

[While this Award is outstanding, on each date that cash dividends are paid to holders of Common Stock, the Participant will be credited with a number of additional Restricted Stock Units (which shall be subject to all the terms and conditions of this Agreement and the Plan),

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determined as (1) the product of the number of outstanding Restricted Stock Units held by the Participant as of the date of record for such dividend times the per share cash dividend amount, divided by (2) the closing stock price of Common Stock on the NYSE Composite Tape on the date of record for such dividend.  Such additional Restricted Stock Units will be subject to the same vesting conditions and restrictions as the underlying Restricted Stock Units to which they relate.]

Within 30 days after each Vesting Date, Employer shall pay to the Participant cash compensation equal to the product of (1) the Vesting Price as of such Vesting Date and (2) the number of Restricted Stock Units that vested as of such Vesting Date.

The Restricted Stock Units and the Participant’s rights under this Agreement may not be sold, assigned, transferred, pledged, or otherwise encumbered.

When the Restricted Stock Units are paid, the Participant will owe applicable federal income and employment taxes and state and local income and employment taxes.
Nothing contained in this Agreement or in the Plan shall confer upon the Participant any right to continue in the employment of, or remain in the service of, Employer, or Ashland or their affiliates and subsidiaries.

Information about the Participant and the Participant’s participation in the Plan may be collected, recorded and held, used and disclosed by and among Ashland, its subsidiaries and any third party Plan administrators as necessary for the purpose of managing and administering the Plan.  The Participant understands that such processing of this information may need to be carried out by Employer, its affiliates and subsidiaries and by third party administrators whether such persons are located within the Participant’s country or elsewhere, including the United States of America.  By accepting this Award, the Participant consents to the processing of information relating to the Participant and the Participant’s participation in the Plan in any one or more of the ways referred to above.

The Participant consents and agrees to electronic delivery of any documents that Employer may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan.  The Participant understands that, unless earlier revoked by the Participant by giving written notice to _______________, this consent shall be effective for the duration of the Award.  The Participant also understands that the Participant shall have the right at any time to request that Employer deliver written copies of any and all materials referred to above at no charge.

This Award is granted under, and is subject to, all the terms and conditions of the Plan, including, but not limited to, the forfeiture provision of Section 16(H) of the Plan.

Subject to the terms and conditions specified herein and of the Plan, this Award of Restricted Stock Units shall be confirmed by execution of this Agreement and delivery thereof no later than __________________, to [Employer] at _______________________ Attention: _____________.  The right to the Restricted Stock Units under the Plan shall expire if not accepted by _____________ as set forth above.

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IN WITNESS WHEREOF, [Employer] has caused this instrument to be executed and delivered effective as of the day and year first above written.

[Name of Employer]

I hereby elect to receive this Award of Restricted Stock Units subject to the terms and conditions of the 2011 Ashland Inc. Incentive Plan.  My election to accept this Award of Restricted Stock Units is effective ______________, 20_____.  I hereby acknowledge receipt of a copy of the Plan, Prospectus, and Ashland’s most recent Annual Report and Proxy Statement (the “Prospectus Information”). I represent that I am familiar with the terms and provisions of the Prospectus Information and hereby accept this Award on the terms and conditions set forth herein and in the Plan.

Date

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